                                                                    Exhibit 99.3


                               PLAYTEX PRODUCTS, INC.

           PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL INFORMATION

                               PLAYTEX PRODUCTS, INC.

                          INDEX TO THE PRO FORMA UNAUDITED
                      CONDENSED COMBINED FINANCIAL INFORMATION




                                                                           Pages

Basis of Presentation of Pro Forma Information                               3

Pro Forma Condensed Combined Balance Sheet as of  December 27, 1997          5

Notes to Pro Forma Condensed Combined Balance Sheet as of
     December 27, 1997                                                       6

Pro Forma Condensed Combined Statement of Operations for the
     twelve month period ended December 27, 1997                             7

Notes to Pro Forma Condensed Combined Statement of Operations for the
     twelve month period ended December 27, 1997                             8

                               PLAYTEX PRODUCTS, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   BASIS OF PRESENTATION OF PRO FORMA INFORMATION

     On July 21, 1997, Playtex Products, Inc. (the "Company") completed a refinancing of its senior indebtedness (the "1997 Refinancing") designed to increase its financial and operational flexibility. The 1997 Refinancing
includes: (i) the issuance of $150.0 million principal amount of   87/8%
unsecured senior notes due July 15, 2004 (the "Senior Notes"), (ii) a $150.0 million senior secured term loan due September 15, 2003 (the "1997 Term Loan"), and (iii) senior secured credit facilities (the "1997 Senior Secured Credit Facilities") of $170.0 million comprised of a $115.0 million revolving credit facility (the "1997 Revolving Credit Facility") and a $55.0 million term loan facility (the "1997 Term A Loan"). The 1997 Term Loan and the 1997 Senior Secured Credit Facilities are known collectively as the 1997 Credit Agreement ("1997 Credit Agreement"). The net proceeds from the 1997 Refinancing were used to retire the indebtedness outstanding under the Company's prior credit agreement originated in 1995. Concurrently, this credit agreement was terminated. The rates of interest on borrowings under the 1997 Credit Agreement are, at the Company's option, a function of various alternative short-term borrowing rates, as defined in the associated credit agreement. Quarterly commitment fees of three-eighths of one percent on the unutilized portion of the 1997 Revolving Credit Facility and an agency fee of approximately $0.1 million per annum are also required. Fees and expenses associated with the 1997 Refinancing of approximately $10.0 million are amortized over the term of the associated indebtness.

     On January 6, 1998, the Company acquired Carewell Industries, Inc. ("Carewell") for approximately $9.2 million in cash. Carewell manufactures and markets the Dentax-Registered Trademark- line of toothbrushes, toothpaste, and dental floss for distribution through food stores, drug chains, and mass merchandisers. The acquisition, which was financed under the Company's 1997 Revolving Credit Facility, was accounted for as a purchase.

     On January 26, 1998, the Company acquired certain tangible and intangible assets related to the Binky-Registered Trademark- pacifier business ("Binky') from Binky-Griptight, Inc. for approximately $1.2 million in cash and $0.5 million in notes payable due July 27,1998. The acquisition, which was financed under the Company's 1997 Revolving Credit Facility, was accounted for as a purchase.

     On January 28, 1998, the Company acquired Personal Care Holdings, Inc. ("PCH") for approximately $91.0 million in cash and 9,257,345 shares valued at $9.875 per share of the Company's common stock. PCH manufactures and markets a number of leading consumer product brands, including Wet Ones-Registered Trademark- pre-moistened towelettes, Chubs-Registered Trademark- baby wipes, Ogilvie-Registered Trademark- home permanent products, Binaca-Registered Trademark- breath spray and drops, Mr. Bubble-Registered Trademark-children's bubble bath products, Diaparene-Registered Trademark-infant care products, Tussy-Registered Trademark- deodorants, Dorothy Gray-Registered Trademark- skin care products and Better Off-Registered Trademark-depilatories. The cash portion of the consideration paid for the PCH transaction was financed with borrowings under the 1997 Term Loan. The acquisition was accounted for as a purchase.

     The pro forma condensed combined balance sheet gives effect to the acquisitions of Carewell, Binky, and PCH (the "Acquired Companies") as if they had occurred on December 27, 1997.

                               PLAYTEX PRODUCTS, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   AND PRO FORMA CONDENSED COMBINED BALANCE SHEET

             BASIS OF PRESENTATION OF PRO FORMA INFORMATION (continued)

     The pro forma condensed combined statement of operations for the twelve month period ended December 27, 1997 gives effect to the acquisitions of the Acquired Companies and the 1997 Refinancing as if they had occurred on December 29, 1996, the first day of the Company's fiscal year ended December 27, 1997. The pro forma condensed combined balance sheet and pro forma condensed combined statement of operations are unaudited and were derived by adjusting the historical consolidated financial statements of the Company for the impact of the events listed above and as described in the respective notes hereto. These pro forma condensed combined financial statements are provided for informational purposes only and should not be construed to be indicative of the financial condition or results of operations of the Company had such transactions been consummated on the dates indicated and are not intended to be predictive of the financial condition or results of operations of the Company at any future date or future period.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and any other information pertaining to the Company, previously provided to stockholders.

     The pro forma adjustments for the Acquired Companies do not give effect to consolidation savings or other changes in revenue or other costs of the Acquired Companies that may occur subsequent to their acquisition by the Company.

     The unaudited pro forma information includes financial information for Carewell at and for the twelve month period ended December 31, 1997, Binky at and for the twelve month period ended December 31, 1997, and PCH at and for the twelve month period ended December 27, 1997. For ease of reference, all column headings used in the unaudited pro forma information refer to December 27, 1997 or the twelve month period ended December 27, 1997, which is the Company's fiscal year end date.

                               PLAYTEX PRODUCTS, INC.
                     PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 DECEMBER 27, 1997


                                                    Historical                      Pro Forma
                                              ------------------------     ---------------------------
                                              Playtex
                                              Products,      Acquired
ASSETS                                           Inc.        Companies     Adjustments       Combined
                                              ---------      ---------      ---------        ---------
                                                  (1)           (2)             (3)              (4)
Cash.....................................     $   3,231      $     625      $      --        $   3,856
Receivables, less allowances.............        66,876         15,120             --           81,996
Inventories..............................        42,500         16,064          2,535  (a)      61,099
Other current assets.....................        12,755          1,861          6,142  (b)      20,758
                                              ---------      ---------      ---------        ---------
     Current assets .....................       125,362         33,670          8,677          167,709
Net property, plant and
   equipment.............................        54,810         19,319         (1,423) (a)      72,706
Intangible assets........................       388,743         77,049         91,228  (c)     557,020
Due from related party...................        80,017            127           (127) (d)      80,017
Other noncurrent assets..................         3,626          1,356          2,542  (e)       7,524
                                              ---------      ---------      ---------        ---------
     Total assets                             $ 652,558      $ 131,521      $ 100,897         $884,976
                                              ---------      ---------      ---------        ---------
                                              ---------      ---------      ---------        ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and
     accrued expenses....................     $  63,339      $  19,837      $   8,958 (f)    $  92,134
Other current liabilities................         5,621          5,000         (3,500)(g)        7,121
                                              ---------      ---------      ---------        ---------
     Current liabilities.................        68,960         24,837          5,458           99,255
Long-term debt...........................       736,300         60,500         47,604 (h)      844,404
Due to related party.....................        78,386          3,780         (3,780)(i)       78,386
Other noncurrent liabilities.............        36,975          2,602             --           39,577
                                              ---------      ---------      ---------        ---------
     Total liabilities...................       920,621         91,719         49,282        1,061,622
Stockholders' equity.....................      (268,063)        39,802         51,615 (j)     (176,646)
                                              ---------      ---------      ---------        ---------
     Total liabilities and
         stockholders' equity............     $ 652,558      $ 131,521      $ 100,897        $ 884,976
                                              ---------      ---------      ---------        ---------
                                              ---------      ---------      ---------        ---------

--------------------------------

(1) Represents the historical financial position of Playtex Products, Inc. at December 27, 1997.

(2) Represents the combined historical financial position of the Acquired Companies at December 27, 1997.

(3)  See Note II of the notes to pro forma condensed combined balance sheet.

(4) Reflects the financial position of Playtex Products, Inc. on a pro forma basis assuming the acquisitions of the Acquired Companies had occurred on December 27, 1997.

               See notes to pro forma condensed combined balance sheet.

                               PLAYTEX PRODUCTS, INC.
                NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 DECEMBER 27, 1997
                                    (UNAUDITED)

I.   BASIS OF PRESENTATION

     The pro forma condensed combined balance sheet gives effect to the acquisitions of the Acquired Companies as if they had occurred on December 27, 1997.

II.  PRO FORMA ADJUSTMENTS

     (a) To adjust the carrying value of inventory and net property, plant and equipment acquired to fair value in conformity with Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB 16").

     (b) Primarily to record the net current deferred tax asset that arises as a result of purchase accounting adjustments.

     (c) To record intangible assets of $89.8 million associated with the acquisition of the Acquired Companies which was calculated as the excess of acquisition costs over the estimated fair value of net assets acquired in conformity with APB 16, the deferred financing costs of $3.0 million associated with obtaining funding to acquire the Acquired Companies, and the elimination of the unamortized balance of deferred financing costs recorded by PCH of $1.6 million.

     (d) To record the repayment of loans from Carewell shareholders at closing.

     (e) To record net long-term deferred tax assets arising as a result of purchase accounting adjustments, principally the anticipated benefit of net operating loss carryforwards associated with the acquisitions of PCH and Carewell.

     (f) To record net liabilities assumed as a result of the acquisition of the Acquired Companies. These liabilities are primarily associated with the costs to exit certain business activities of the Acquired Companies and to involuntarily terminate or relocate certain employees of the Acquired Companies.

     (g) To record the repayment of $5.0 million of current portion of long-term debt of PCH, the issuance of $0.5 million note payable associated with the acquisition of Binky, and the current portion of long-term debt of $1.0 million arising from additional borrowings under the 1997 Term Loan to fund the acquisition of PCH.

     (h) To record long-term bank borrowings under the 1997 Credit Agreement of $108.1 million to finance the acquisition of the Acquired Companies and to record the retirement of the Acquired Companies' long-term debt of $60.5 million at the closing of the PCH acquisition.

     (i) To record the repayment of the Acquired Companies' related party debt at closing.

     (j) To record the portion of the acquisition costs of PCH paid in the form of the issuance of 9,257,345 of the Company's Common Stock valued at $9.875 per share or $91.4 million and the elimination of stockholders' equity of the Acquired Companies of $39.8 million.

                               PLAYTEX PRODUCTS, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1997
                                   (In thousands)

                                                Historical                              Pro Forma
                                          -----------------------     ---------------------------------------------
                                          Playtex
                                          Products       Acquired        1997
                                             Inc.       Companies     Refinancing      Adjustments        Combined
                                          ---------     ---------       --------        ---------         ---------
                                             (1)           (2)            (3)              (4)               (5)
Net revenues............................  $ 500,632     $ 134,912      $      --        $      --         $ 635,544
Cost of sales...........................    195,980        67,840             --               --           263,820
                                          ---------     ---------       --------        ---------         ---------
     Gross profit.......................    304,652        67,072             --               --           371,724
Operating expenses:
Advertising and sales promotion.........    114,279        32,858             --               --           147,137
Selling, distribution and research......     58,657        11,948             --               --            70,605
Administrative..........................     19,120         9,901             --               --            29,021
Amortization of intangibles.............     12,894         2,286             --            2,605 (e)        17,785
                                          ---------     ---------       --------        ---------         ---------
      Total operating expenses..........    204,950        56,993             --            2,605           264,548
                                          ---------     ---------       --------        ---------         ---------
      Operating earnings (loss).........     99,702        10,079             --           (2,605)          107,176
                                                                         (31,511)(a)       (6,415)(f)
Interest expense, net...................     64,470         6,415         32,612 (b)        8,540 (g)        74,111
                                          ---------     ---------       --------        ---------         ---------
      Earnings before income taxes......     35,232         3,664         (1,101)          (4,730)           33,065
Income taxes............................     16,501         1,475           (407)(c)       (1,750)(h)        15,819
                                          ---------     ---------       --------        ---------         ---------
      Earnings from
        continuing operations...........  $  18,731     $   2,189       $   (694)       $  (2,980)        $  17,246
                                          ---------     ---------       --------        ---------         ---------
                                          ---------     ---------       --------        ---------         ---------
     Net earnings (6)...................  $  14,653                                                       $  14,086
                                          ---------     ---------       --------        ---------         ---------
                                          ---------     ---------       --------        ---------         ---------
Weighted average shares outstanding:
     Basic..............................     50,923                                         9,257 (i)        60,180
     Diluted............................     51,006                                         9,257 (i)        60,263
Earnings per share (basis and diluted)
  from continuing operations............  $    0.37                                                       $    0.29
Net earnings per share (6)..............  $    0.29                                                       $    0.23


-----------------------------

(1) Represents the historical results of operations of Playtex Products, Inc. for the twelve month period ended December 27, 1997 excluding the impact of an extraordinary loss of $4.1 million, net of $2.3 million income tax benefit, resulting from the write-off of the unamortized portion of deferred financing costs associated with the Company's prior credit agreement.

(2) Represents the historical results of operations of the Acquired Companies for the twelve month period ended December 27, 1997 excluding the impact of an extraordinary gain of $0.9 million, net of $0.6 million income tax expense, resulting from the early retirement of the $15.0 million note payable by PCH during 1997. Certain reclassifications (primarily reducing Cost of Sales and reflecting Advertising in Sales Promotions) have been made to the historical results of the Acquired Companies to conform with the historical presentation of Playtex Products, Inc.

(3) See Note II of the notes to pro forma condensed combined statement of operations.

(4) See Note III of the notes to pro forma condensed combined statement of operations.

(5) Reflects the results of operations of Playtex Products, Inc. on a pro forma basis assuming the 1997 Refinancing and the acquisitions of the Acquired Companies had occurred on December 29, 1996.

(6) Net earnings and Net earnings per share give effect to extraordinary loss (see note 1 above) and the extraordinary gain (see note 2 above).

          See notes to pro forma condensed combined statement of operations.

                               PLAYTEX PRODUCTS, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1997
                                    (UNAUDITED)


I.   BASIS OF PRESENTATION

     The pro forma condensed combined statement of operations for the twelve month period ended December 27, 1997 gives effect as if the 1997 Refinancing and the acquisitions of the Acquired Companies had occurred on December 29, 1996, the first day of the Company's fiscal year ending December 27, 1997.

II. 1997 REFINANCING PRO FORMA ADJUSTMENTS - The following is a description of the pro forma adjustments associated with the 1997 Refinancing.

     (a) To eliminate interest expense of $31.1 million and amortization of deferred financing of $0.4 million associated with the Company's prior credit agreement.

     (b) To record pro forma interest expense on borrowings in connection with the 1997 Refinancing and to record the amortization of deferred financing costs associated with the 1997 Refinancing. The pro forma interest expense on the variable rate indebtedness included in the 1997 Refinancing was calculated using an average interest rate of 7.29%. This rate represents the average rate that would have been in effect under the terms of the 1997 Refinancing for the twelve months ended December 27, 1997. To the extent the assumed variable interest rate fluctuates 1/2 of 1%, the Company's interest expense would be impacted by approximately $1.2 million.

     (c)  To record the tax effect of the adjustments specified in notes (a) and
          (b) at statutory rates.

III. ACQUISITION PRO FORMA ADJUSTMENTS - The following is a description of the pro forma adjustments associated with the acquisitions of the Acquired Companies.

     (e) To record amortization of intangible assets associated with the acquisition of the Acquired Companies over their estimated useful lives (up to 40 years) of these assets in conformity with APB 16.

     (f) To eliminate the Acquired Companies interest expense and amortization of deferred financing costs.

                               PLAYTEX PRODUCTS, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1997
                                    (UNAUDITED)

III. ACQUISITION PRO FORMA ADJUSTMENTS (continued)

     (g) To record interest expense as if the borrowing under the Company's 1997 Credit Agreement used to finance the purchase of the Acquired Companies had occurred at the beginning of the fiscal year ended December 27, 1997. The average interest rates, as described in Note II(b) above, were used to determine pro forma interest expense. To the extent the assumed variable interest rate fluctuates 1/2 of 1%, the Company's interest expense would be impacted by approximately $0.6 million.

     (h)  To record the tax effect of the adjustments specified in notes (e),
          (f), and (g) at statutory rates.

     (i) To record the issuance of 9,257,345 shares of Playtex's common stock associated with the acquisition of PCH.

     The pro forma adjustments for the Acquired Companies do not give effect to consolidation savings or other changes in revenue or other costs of the Acquired Companies that may occur subsequent to their acquisition by the Company.